Dohan and Company Certified Public Accountants A Professional Association	7700 North Kendall Drive, 200 Miami, Florida 33156-7564 Telephone (305) 274-1366 Facsimile (305) 274-1368 E-mail info@uscpa.com Internet www.uscpa.com

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (Amendment No. 3) for Meadow Springs, Inc. of our report dated October 16, 2003 and to the reference to us as experts in the Registration Statement.

/s/ Dohan and Company, P.A., CPA's

June 15, 2004

Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants - Private Companies
and SEC Practice Sections